CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use in this Registration Statement on Form SB-2 of our report dated April 12, 2005, except as to Notes 2, 11 and 15, which are as of May 20, 2005, relating to the consolidated financial statements of Velocity Asset Management, Inc. and subsidiaries as of and for the years ended December 31, 2004 and 2003 and to the reference to our firm under the caption "Experts" in the Prospectus.



/s/ Cowan, Gunteski & Co., P.A.


Toms River, NJ
May 20, 2005